Exhibit 99.1

Pier 1 Imports, Inc. to Present at the Jefferies 2012 Global Consumer Conference

FORT WORTH, Texas--(BUSINESS WIRE)--June 13, 2012--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it is participating in the Jefferies 2012 Global Consumer Conference being held June 18-20, 2012 in Nantucket, Massachusetts. Cary Turner, Senior Executive Vice President and Chief Financial Officer, will make a presentation on Monday, June 18th during which he will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400